UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 17, 2024, with the approval of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of 180 Life Sciences Corp. (the “Company”), the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately. Also, on April 17, 2024, with the approval of the Audit Committee, the Company engaged M&K CPA’s, PLLC (“M&K CPAs”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately.

The audit reports of Marcum on the Company’s financial statements as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022 (the “Audit Periods”), did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such opinions disclosed an uncertainty of the Company to continue as a going concern.

During the Audit Periods and during the period from December 31, 2023 through April 17, 2024, the Company had: (i) no disagreements with Marcum of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that the Audit Reports disclosed an uncertainty of the Company to continue as a going concern.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing and requested that Marcum furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether or not Marcum agreed with the disclosure in this Item 4.01. A copy of Marcum’s letter to the SEC in response to the foregoing request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the Audit Periods and during the period from December 31, 2023 through April 17, 2024, neither the Company nor anyone on its behalf consulted M&K CPAs regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

As previously reported, on June 29, 2022, AmTrust International Underwriters DAC (“AmTrust”), which was the premerger directors’ and officers’ insurance policy underwriter for the Company, filed a declaratory relief action against the Company in the U.S. District Court for the Northern District of California (the “Declaratory Relief Action”) seeking declaration of AmTrust’s obligations under the directors’ and officers’ insurance policy. In the Declaratory Relief Action, AmTrust is claiming that as a result of the merger, the Company is no longer the insured under the subject insurance policy, notwithstanding the fact that the fees which the Company seeks to recover from AmTrust relate to matters occurring prior to the merger.

On September 20, 2022, the Company filed its Answer and Counterclaims against AmTrust for bad faith breach of AmTrust’s insurance coverage obligations to the Company under the subject directors’ and officers’ insurance policy, and seeking damages of at least $2 million in compensatory damages, together with applicable punitive damages. In addition, the Company brought a Third-Party Complaint against its excess insurance carrier, Freedom Specialty Insurance Company (“Freedom”) seeking declaratory relief that Freedom will also be required to honor its policy coverage as soon as the amount of AmTrust’s insurance coverage obligations to the Company have been exhausted.

On October 25, 2022, AmTrust filed its Answer to the Company’s Counterclaims and, on October 27, 2022, Freedom filed its Answer to the Third-Party Complaint.

On November 22, 2022, the Company filed a Motion for Summary Adjudication against both AmTrust and Freedom. The Motion was fully briefed, and a hearing was held on March 9, 2023. The standard to prevail on a Motion for Summary Adjudication in the Court is high to prevail and requires a judge to find that there are no disputed issues of fact so that they can rule on the issues as a matter of law. In this instance the judge found three major issues could be decided as a matter of law in the Company’s favor and that one issue, the Change in Control exclusion, requires further discovery.

On April 21, 2023, the Court issued an Order Granting in Part and Denying in Part the Company’s Motion for Partial Summary Judgment. Specifically, the Court granted summary adjudication in favor of the Company on the following issues: (a) that the Company is, in fact, an insured under both the AmTrust and Freedom insurance policies; (b) that certain Securities and Exchange Commission (SEC) subpoena related expenses for defendants Dr. Marlene Krauss, the Company’s former Chief Executive Officer and Director, and George Hornig, the former Chairman of the Board , are within the basic scope of coverage under both the AmTrust and Freedom insurance policies; and (c) that the Insured vs. Insured exclusion relied upon by AmTrust and Freedom is not applicable to bar any such coverage.

The Court also found that there were issues of disputed facts as to the Change in Control exclusion contained within the policies, which therefore precluded the Court from granting the remainder of the Company’s requests for summary adjudication as a matter of law. Accordingly, the Court, at that time, denied the Company’s further requests for summary adjudication and deemed that for the time being, the Change in Control issue is to be determined at the time of trial, in order to find that the policies (i) provide coverage for the fees which the Company has advanced and will advance to Dr. Marlene Krauss and George Hornig; (ii) that AmTrust has breached the policy; (iii) that AmTrust must pay such expenses of the Company; and that, once the AmTrust policy has been exhausted, (iv) Freedom will be obligated to pay such expenses of the Company pursuant to its policy. The Company intends to continue to vigorously pursue this final matter in order to establish the Company’s entitlement to full payment by both AmTrust and Freedom of the subject advancement expenses of the Company.

On April 16, 2024, AmTrust paid the Company $2.27 million in reimbursement of fees which the Company has advanced to Dr. Marlene Krauss and George Hornig, of which the Company received $1.5 million after the payment of attorney’s fees.

While the Company continues to believe it has a strong case against both AmTrust and Freedom, and believes the Court ruling in its favor in regards to the matters discussed above is a significant positive outcome for the Company, there can be no assurance that the Company will prevail in this action.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from Marcum LLP dated April 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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